                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

         AGREEMENT, dated June 5, 2000 and effective as of January 1, 2000 (the "Effective Date") by and among Heidrick & Struggles, Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), Heidrick & Struggles International, Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Parent"), and Mr. Patrick S. Pittard (the "Executive").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Company desires to continue to employ the Executive and the Executive desires to continue to be employed by the Company;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Parent, the Company and the Executive (individually a "Party" and together the "Parties") hereby amend and restate in its entirety the February 26, 1999 employment agreement between the Executive and the Company and agree as follows:

         1.       Definitions.
                  -----------

                  (a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

                  (b)      "Base Salary" shall mean the salary provided for in
Section 4 below or any increased salary granted to the Executive pursuant to
Section 4.

                  (c) "Board" shall mean the Board of Directors of the Parent.

                  (d)      "Cause" shall mean:

                           (i)      the embezzlement or misappropriation of
funds or property of the Company or its Affiliates by the Executive, the conviction of, or the entrance of a plea of guilty or nolo contendere by, the Executive to a felony which has the potential to have a negative impact upon the company's reputation or otherwise bring the Company, any of its Affiliates, or the CEO into disrepute, or the termination of the Executive's employment with the Company pursuant to the Company's harassment policy; or

                           (ii)     gross neglect or willful misconduct by the
Executive in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Company or its Affiliates; or

                           (iii)    breach by the Executive of the provisions of
Sections 12, 13 or 14 of this Agreement.

                  For purposes of this definition, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company or its Affiliates.

                  (e) A "Change in Control" shall mean the occurrence of any of the following events:

                           (i)      any Person (other than the Parent or its
Affiliates, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or any company owned, directly or indirectly, by the stockholders of the Parent in substantially the same proportions as their ownership of stock of the Parent), becomes the Beneficial Owner, directly or indirectly, of securities of the Parent representing 20 percent or more of the combined voting power of the Parent's then-outstanding securities;

                           (ii)     during any period of 24 months, individuals
who, at the beginning of such period, constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Parent to effect a transaction described in subsections
(e)(i), (iii) or (iv), (B) a director nominated by any Person (including the Parent) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which, if consummated, would constitute a Change in Control, or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Parent representing 10 percent or more of the combined voting power of the Parent's securities) whose election by the Board or nomination for election by the Parent's stockholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                           (iii)    the stockholders of the Parent approve any
transaction or series of transactions under which the Parent is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent corporation) more than 66-2/3 percent of the combined voting power of the voting securities of the Parent or such surviving entity or its parent corporation outstanding immediately after such merger or consolidation, and (B) after which no Person holds 20 percent or more of the combined voting power of the then-outstanding securities of the Parent or such surviving entity or its parent corporation; or

                           (iv)     the stockholders of the Parent approve a
plan of complete liquidation of the Parent or an agreement for the sale or disposition by the Parent of all or substantially all of the assets of the Parent.

For purposes of this Change in Control definition, "Beneficial Owner" has the meaning contained in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Act") and "Person" has the meaning contained in Section 3 of the Act or as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

         (f) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1986 and the regulations promulgated thereunder, as amended from time to time.

         (g) "Common Stock" shall mean the common stock, $0.01 par value, of the Parent.

         (h) "Constructive Termination without Cause" shall mean termination by the Executive of his employment at his initiative within 30 days following the occurrence of any of the following events without his consent:

                  (i) a reduction in the Executive's then current Base Salary or target bonus opportunity;

                  (ii) a reduction in the aggregate value of the benefits provided to the Executive under the Company's medical, health, accident, disability, life insurance, thrift and retirement plans, other than any reduction that occurs as a result of a modification or termination of such plans and programs which affects all participants in such plans or programs;

                  (iii) the removal of the Executive from any of the positions described in Section 3(a) below;

                  (iv) a material diminution in the Executive's duties as described in Section 3(a) below;

                  (v) a change in the reporting structure so that the Executive reports to someone other than the Board;

                  (vi) any purported termination of the Executive's employment that is not effected for Cause or Disability; or

                  (vii) the failure of the Parent to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Parent within 15 days after a merger, consolidation, sale or similar transaction.

Following written notice from the Executive of any of the events described above, the Company or the Parent, as applicable, shall have 30 calendar days in which to cure. If the Company or the Parent, as the case may be, fails to cure, the Executive's termination shall become effective on the 31st calendar day following the written notice.

During the CEO Period, as described in Section 3(a) below, all subparagraphs (i) through (vii) are applicable. During the Leave of Absence Period, as described in Section 3(b) below, only subparagraphs (i), (ii) and (vii) are applicable and during the Return to Employment Period, as described in Section 3(c) below, all subparagraphs except
(iii), (iv) and (v) are applicable.

         (i) "Disability" shall mean the total and permanent disability of the Executive as defined or described in the Company's long-term disability benefit plan applicable to senior level executives as in effect at the time the Executive's disability is incurred, or, if no such plan is in effect at the time of the Executive's disability, then "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement as determined by a medical doctor selected by the Company and the Executive. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

         (j) "Effective Period" shall mean the 24-month period following any Change in Control.

         (k) "Fair Market Value" shall mean, as of any date, the lesser of the closing sales price or the average of the high and low prices of the Parent Common Stock as reported on the New York Stock Exchange or any other stock exchange on which the Parent Common Stock is traded on the date of grant, or, in the event there is no public market for the Parent Common Stock, the fair market value as determined, in good faith, by the Board or the Compensation Committee of the Board ("Committee") in its sole discretion.

         (l)      "Paid Bonus" shall mean

                  (i) for any calendar year ending on or after December 31, 2000, the CEO Bonus paid for that calendar year,

                  (ii) for the calendar year ending on December 31, 1999, 80% of the annual bonus paid to the Executive for that year,

                  (iii) for the calendar year ending on December 31, 1998, the annual bonus paid to the Executive for the period ending September 30, 1998, and

                  (iv) for the calendar year ending on December 31, 1997, the annual bonus paid to the Executive for the period ending September 30, 1997.

         (m) "Pro Rata" shall mean a fraction, the numerator of which is the number of days that the Executive was employed in the applicable performance period (a calendar year in the case of an annual bonus and a performance cycle in the case of an award under the Long-Term Incentive Plan) and the denominator of which shall be the number of days in the applicable performance period.

         (n)      "Term of Employment" shall mean the period specified in
Section 2 below.

         2. Term of Employment. The Term of Employment shall begin on the Effective Date, and shall extend until the fifth anniversary of the Effective Date. Notwithstanding the foregoing, the Term of Employment may be earlier terminated by either Party in accordance with the provisions of Section 11.


         3.       Position, Duties and Responsibilities.

                  (a) The CEO Period. Commencing on the Effective Date and continuing until December 31, 2001 (the "CEO Period"), the Executive shall be employed as the Chief Executive Officer of the Parent and the Company and be responsible for the general management of the affairs of the Parent, the Company, and their Affiliates. The Executive, in carrying out his duties under this Agreement, shall report to the Board.

                  (b) The Leave of Absence Period. At the expiration of the CEO Period, at his option and with the consent of the Board, the Executive may have a paid leave of absence of up to 12 months (the "Leave of Absence Period"). The Board's consent may not be unreasonably withheld and shall be given provided that the Parent, the Company and their Affiliates are doing well and there is no pressing business reason to postpone or shorten the Leave of Absence Period. During the Leave of Absence Period, the Executive shall receive his then current monthly Base Salary for each month of the Leave of Absence Period (the "Leave of Absence Compensation"). During the Executive's Leave of Absence Period, it is the expectation and desire of the Parent and the Company that the Executive continue to maintain business development related activities so that when he returns to employment at the Company to continue his executive search practice his business contacts and relationships will have been retained. The Company will reimburse him (upon receipt of the customary expense report) for his reasonable business development related expenses consistent with his past activities, and will also continue to reimburse him during this period for any company car expenses and club dues and expenses that were paid by the Company prior to his leave of absence.

                  (c) The Return to Employment Period. Following his Leave of Absence Period, the Executive may, at his option, return to the Company as a search professional. For the 24-month period following his return to the firm (the "Return to Employment Period"), his total compensation (base and bonus)(the "Return to Employment Compensation") shall be guaranteed to be not less than $1,000,000 for the first 12 months and $750,000 for the second 12 months, and thereafter his base salary shall be not less than $562,500 per year during his employment with the Company.

                  (d) Outside Interests. Nothing herein shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations with the concurrence of the Board (which approval shall not be unreasonably withheld), (ii) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (iii) engaging in charitable activities and community affairs, and (iv) managing his personal investments and affairs, provided that such activities do not conflict or materially interfere with the effective discharge of his duties and responsibilities under Sections 3(a) or 3(c) above.

         4. Base Salary. The Executive shall be paid an annualized Base Salary for the CEO Period, payable in accordance with the regular payroll practices of the Company, of $700,000. The Base Salary shall be reviewed for increase for the year 2001 in the discretion of the Board.

         5. Annual Bonus. For the years 2000 and 2001, the Executive shall have the opportunity to receive a performance-based bonus, determined in accordance with the CEO Incentive Plan ( the "CEO Plan") attached hereto as Exhibit A and incorporated herein by reference. Upon at least 15 days' prior notice to the Company's Chief Financial Officer, the Executive may request an advance of up to $1,000,000 against any annual bonus earned under the CEO Plan for the calendar year 2000; provided, however, that if (a) the Executive and/or the Company and its Affiliates fail to achieve the performance goals established by the CEO Plan, then not later than thirty (30) days following the date (the "Determination Date") on which the Committee determines achievement of the CEO Plan 2000 performance goals by the Executive and/or the Company and its Affiliates in accordance with the terms of the CEO Plan, the Executive shall repay to the Company the amount by which such advance exceeds the bonus earned for year 2000 under the terms of the CEO Plan, and (b) the Executive's employment with the Company is terminated for any reason prior to the Determination Date, then on the effective date of the termination of the Executive's employment with the Company, the Company shall deduct such advance from any amounts payable to the Executive under the provisions of Section 11 of this Agreement.

         6. Stock Option Grant. The Parent shall grant to the Executive an option to purchase 100,000 shares of Parent Common Stock at the Fair Market Value of the Parent Common Stock on the date of grant. Such option shall be granted pursuant and subject to the terms and conditions of the 1998 Heidrick and Struggles Global Share Program I within 30 days of the date of execution of this Agreement by both Parties, and shall vest in increments of 25% a year over the four year period following the date of grant.

         7. Employee Benefit Programs. During the Term of Employment, the Executive shall be entitled to participate in any employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, to the extent permitted under the terms of such plans and programs and as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, 401(k), medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other employee benefit plans or programs that may be sponsored by the Company from time to time. In addition, the Company shall use its best efforts to provide the Executive with a minimum of $4 million term life insurance coverage during the Term of Employment, subject to the ability of the Parent or the Company to obtain such term life insurance at standard insurance rates. The Executive shall be entitled to five weeks paid vacation per year of employment, which shall accrue and otherwise be subject to the Company's vacation policy for senior executives. Following the Term of Employment, the Executive shall be entitled to participate as a retiree (at his own expense) in the group health insurance plans of the Company as provided under COBRA.

         8. Supplemental Pension. The Executive shall be provided with a Supplemental Pension commencing at age 60. The Supplemental Pension shall be an annuity for the life of the

Executive with annual payments equal to the greater of (a) an amount equal to 50% of the average cash compensation earned by the Executive in respect of his final three years as Chief Executive Officer of the Parent and the Company or
(b) $1 million. The standard form of benefit shall be a single life annuity for the life of the Executive; however, prior to the commencement of the payment of the Supplemental Pension hereunder, the Executive may elect to receive his Supplemental Pension in any of the following alternative forms: (i) a 100% joint and survivor annuity for his life and the life of his then spouse, or (ii) a 50% joint and survivor annuity for his life and the life of his then spouse. In the event that the Executive elects one of these alternative forms of payment, each payment shall be actuarially reduced to compensate for the election of the spousal benefit. The amount of the reduced payment shall be determined as of the date of the commencement of the payment of such benefit, using the 1983 US GATT (unisex) mortality table and an interest rate equal to the average yield of a 30-year treasury security for the month prior to the month in which the Supplemental Pension payments commence, or in the event a 30-year treasury security is unavailable at such time, then the next longest long-term U.S. treasury security available. The Supplemental Pension benefit form elected by the Executive shall be paid in monthly installments and shall commence on the first day of the first month following the later to occur of (c) the Executive's 60th birthday, and (d) the Executive's termination of employment with the Company. With the approval of the Committee, the Executive, upon termination of employment, may elect to commence receipt of payment of the Supplemental Pension benefit prior to his 60th birthday. In the event that the Executive elects to commence receiving his Supplemental Pension benefits prior to age 60 and the Committee approves such election, the monthly payments made to the Executive and his spouse, if applicable, shall be reduced by 5% for each year by which the Supplemental Pension payments commence prior to the date of the Executive's 60th birthday. The Executive's entitlement to the Supplemental Pension shall vest on the earliest to occur of (e) December 31, 2001, provided that the Executive is employed by the Company on that date, (f) the Executive's termination of employment by the Company without Cause, (g) the Executive's Constructive Termination without Cause, or (h) the Executive's termination of employment on account of Disability.

In the event that the Executive dies after termination of employment but prior to the commencement of the receipt of payments of the Supplemental Pension benefit, and is vested in the Supplemental Pension benefit, the Executive's surviving spouse shall be entitled immediately to commence receiving monthly payments for her lifetime which are equal to the amount she would have been entitled to receive had the Executive terminated employment with the Company on the day prior to his death, been vested in his Supplemental Pension benefit at that time, had received any necessary approval with respect to the commencement of benefits from the Committee, and had elected to receive his Supplemental Pension benefit immediately in the form of a 100% joint and survivor annuity.

         9. Reimbursement of Business and Other Expenses during the Term of Employment. The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all reasonable business expenses incurred in connection with carrying out the business of the Company and its Affiliates, subject to documentation in accordance with the Company's policy. The Company shall pay all reasonable legal fees and expenses incurred by the Executive in connection with the documentation of the Executive's employment arrangements with the Company, not to exceed $20,000.

         10. Perquisites during the Term of Employment. During the Term of Employment, the Executive shall receive standard Company executive perquisites, including, without limitation, the following:

                  (a) The Executive shall continue to be entitled to first-class travel and spouse travel (on the same basis) when the Executive determines there is a business need for such travel.

                  (b) The Executive shall continue to be provided a luxury class automobile and to be reimbursed for related expenses.

                  (c) The Executive shall continue to be provided with dues and memberships for certain clubs and country clubs, as determined by the Board in its discretion.

                  (d) The Company shall reimburse the Executive for financial planning and tax preparation fees.

                  (e) The Company shall pay for the Executive to have a comprehensive annual physical.

                  (f) In the event that any of the perquisites provided pursuant to this Section 9 result in tax to the Executive, they shall be provided on a tax grossed-up basis.

         11.      Termination of Employment.
                  -------------------------

                  (a) Termination Due to Death during the Term of Employment. In the event that the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following benefits:

                           (i)      During the CEO Period,

                                    (A)      Base Salary through the date of
                                    termination, to the extent not theretofore paid;

                                    (B)      a Pro Rata annual incentive award
                                    for the calendar year in which the
                                    Executive's death occurs, based on the
                                    higher of (1) the Paid Bonus for the prior year or (2) the average of the Paid Bonuses for the prior three years, payable in a single installment promptly after his death; and

                                    (C)      all outstanding options or equity
                                    instruments, whether or not then
                                    exercisable, shall become exercisable and shall remain exercisable for the remainder of their originally scheduled terms.



                           (ii)     During the Leave of Absence Period and the
Return to Employment Period, the same benefits as during the CEO Period, except that Subsections (A) and (B) above shall not be applicable, and the Executive's estate or beneficiaries shall be entitled to the Leave of Absence Compensation or Return to Employment Compensation, as applicable on the date of termination, through the date of termination, to the extent not theretofore paid.

                  (b) Termination Due to Disability during the Term of Employment. In the event that the Executive's employment is terminated due to his Disability, he shall be entitled to the following benefits:

                           (i)      During the CEO Period,

                                    (A)      disability benefits in accordance
                                    with any long-term disability program in effect for senior executives of the Company at the time the Executive's Disability is incurred;

                                    (B)      Base Salary through the date of
                                    termination, to the extent not theretofore paid;

                                    (C)      a Pro Rata annual incentive award
                                    for the calendar year in which the
                                    Executive's termination occurs, based on the higher of (1) the Paid Bonus for the prior year or (2) the average of the Paid Bonuses for the prior three years, payable in a single installment promptly after his termination;

                                    (D)      all outstanding options or equity
                                    instruments, whether or not then
                                    exercisable, shall become exercisable and shall remain exercisable for the remainder of their originally scheduled terms;

                                    (E)      immediate vesting of the
                                    Supplemental Pension Benefit, with payments reduced in accordance with Section 8 of this Agreement to the extent such benefits commence prior to age 60; and

                                    (F)      subject to the Executive's
                                    continued compliance with Sections 12, 13 and 14 hereof, continued participation in such employee welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally until the earlier to occur of (i) the second anniversary of the Executive's effective date of termination of employment or (ii) such time as the Executive is covered by comparable programs of a subsequent employer; provided, however, that in the event the Company is unable to provide such benefits, the Company shall make annual payments to the Executive in an amount such that following the Executive's payment of applicable taxes thereon, the Executive retains an amount equal to the cost of the Executive, net of any cost that would otherwise be borne by the Executive, of obtaining benefits equivalent to those in effect on the date of termination of employment. Benefits otherwise receivable by the

                                    Executive pursuant to this Section
                                    11(b)(i)(F) shall be reduced to the extent comparable benefits are actually received during the two year period following termination, and any such benefits actually received by the Executive shall be reported to the Company.

                           (ii)     During the Leave of Absence Period and the
Return to Employment Period, the same benefits as during the CEO Period, except that Subsections (B) and (C) above shall not be applicable, and the Executive shall be entitled to the Leave of Absence Compensation or Return to Employment Compensation, as applicable on the date of termination, through the date of termination, to the extent not theretofore paid.

In no event shall a termination of the Executive's employment for Disability occur until the Party terminating his employment gives written notice to the other Party in accordance with Section 25 below.


                  (c) Termination by the Company for Cause during the Term of Employment.

                           (i)      A termination for Cause shall not take
effect unless the provisions of this paragraph (i) are complied with. The Executive shall be given written notice by the Board of the intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Executive shall have ten calendar days after the date that such written notice has been given to the Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct or such cure is not possible, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 15 calendar days of such notice to the Executive, provided he requests such hearing within ten calendar days of the written notice from the Board of the intention to terminate him for Cause. If, within five calendar days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                           (ii)     In the event the Company terminates the
Executive's employment for Cause:

                                    (A)      he shall be entitled to Base
                                    Salary, Leave of Absence Compensation or
                                    Return to Employment Compensation, as
                                    applicable on the date of termination,
                                    through the date of the termination to the extent not theretofore paid; and

                                    (B)      all outstanding options shall be
                                    forfeited; and

                                    (C)      the Supplemental Pension Benefit
                                    shall be forfeited if such termination
                                    occurs during the CEO Period.

                  (d) Termination without Cause or Constructive Termination without Cause during the Term of Employment. In the event the Executive's employment is terminated by the

Company without Cause, other than due to Disability or death, or in the event there is a Constructive Termination without Cause, the Executive shall be entitled to the following benefits:

                           (i)      During the CEO Period,

                                    (A)      Base Salary through the date of
                                    termination to the extent not theretofore paid;

                                    (B)      a lump sum amount equal to the
                                    product of two (2) times the Executive's
                                    Base Salary in effect on the date of
                                    termination (or, if the Executive's Base
                                    Salary has been reduced in breach of this Agreement, the Executive's Base Salary before such reduction), payable promptly following the date of termination;

                                    (C)      a lump sum amount equal to two (2)
                                    times the higher of (1) the Paid Bonus for the prior year or (2) the average of the Paid Bonuses for the prior three years, payable promptly following his date of termination;

                                    (D)      all outstanding options or equity
                                    instruments shall immediately become
                                    exercisable and shall remain exercisable for the remainder of their originally scheduled terms;

                                    (E)      immediate vesting of the
                                    Supplemental Pension Benefit, with payments reduced in accordance with Section 8 of this Agreement to the extent such benefits commence prior to age 60; and

                                    (F)      subject to the Executive's
                                    continued compliance with Sections 12, 13 and 14 hereof, continued participation in such employee welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally until the earlier to occur of (i) the second anniversary of the Executive's effective date of termination of employment or (ii) such time as the Executive is covered by comparable programs of a subsequent employer; provided, however, that in the event the Company is unable to provide such benefits, the Company shall make annual payments to the Executive in an amount such that following the Executive's payment of applicable taxes thereon, the Executive retains an amount equal to the cost of the Executive, net of any cost that would otherwise be borne by the Executive, of obtaining benefits equivalent to those in effect on the date of termination of employment. Benefits otherwise receivable by the Executive pursuant to this Section 11(d)(i)(F) shall be reduced to the extent comparable benefits are actually received during the two year period following termination, and any such benefits actually received by the Executive shall be reported to the Company.

                           (ii)     During the Leave of Absence Period and the
Return to Employment Period,

                                    (A)      the Leave of Absence Compensation
                                    for the number of months remaining of the Leave of Absence Period as of the date of termination, to the extent any months remain of the Leave of Absence Period agreed to between the Executive and the Company, and the Return to Employment Compensation for the remaining Term of Employment,

                                    (B)      the Supplemental Pension Benefit,
                                    reduced in accordance with Section 8 of this Agreement to the extent such benefits commence prior to Age 60;

                                    (C)      all outstanding options or equity
                                    instruments shall immediately become
                                    exercisable and shall remain exercisable for the remainder of their originally scheduled terms;

                                    (D)      subject to the Executive's
                                    continued compliance with Sections 12, 13 and 14 hereof, continued participation in such employee welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally until the earlier to occur of (i) the second anniversary of the Executive's effective date of termination of employment or (ii) such time as the Executive is covered by comparable programs of a subsequent employer; provided, however, that in the event the Company is unable to provide such benefits, the Company shall make annual payments to the Executive in an amount such that following the Executive's payment of applicable taxes thereon, the Executive retains an amount equal to the cost of the Executive, net of any cost that would otherwise be borne by the Executive, of obtaining benefits equivalent to those in effect on the date of termination of employment. Benefits otherwise receivable by the Executive pursuant to this Section 11(d)(ii)(D) shall be reduced to the extent comparable benefits are actually received during the two year period following termination, and any such benefits actually received by the Executive shall be reported to the Company.


         (e) Voluntary Termination during the Term of Employment. During the Term of Employment, in the event of a termination of employment by the Executive on his own initiative, other than a termination due to death or Disability or a Constructive Termination without Cause, the Executive shall be entitled to the following benefits:

                           (i)      During the CEO Period,

                                    (A)      Base Salary through the date of the
                                    termination; and

                                    (B)      all outstanding options which are
                                    not then exercisable shall be forfeited;
                                    exercisable options shall remain exercisable until the earlier of the thirtieth day after the date of termination or the originally scheduled expiration date of the options unless the Committee determines otherwise.

                           (ii)     During the Leave of Absence Period:


                                    (A)      the Executive shall be entitled to
                                    retain an amount equal to one-half of all of the monthly base compensation payments received by the Executive prior to his termination during the Leave of Absence period; the Executive shall repay to the Company an amount equal to one-half of all of the monthly base compensation payments received by the Executive during the Leave of Absence period;

                                    (B)      the Executive shall be entitled to
                                    receive the Supplemental Pension Benefit, reduced in accordance with Section 8 of this Agreement to the extent such benefits commence prior to Age 60; and

                                    (C)      all outstanding options which are
                                    not then exercisable shall be forfeited; all exercisable options shall continue to become exercisable in accordance with their original schedules.

                           (iii)    During the Return to Employment Period,

                                    (A)      The Executive shall be entitled to
                                    retain an amount equal to one-half of the total Leave of Absence Compensation; the Executive shall repay to the Company an amount equal to one-half of the total Leave of Absence Compensation multiplied by a fraction the denominator of which is 24 and the numerator of which is the number of full or fractional calendar months remaining between the effective date of the Executive's termination of employment and the end of the Return to Employment Period;

                                    (B)      the Executive shall be entitled to
                                    receive the Supplemental Pension Benefit, reduced in accordance with Section 8 of this Agreement to the extent such benefits commence prior to Age 60; and

                                    (C)      all outstanding options which are
                                    not then exercisable shall be forfeited; all exercisable options shall continue to become exercisable in accordance with their original schedules.

A voluntary termination under this Section 11(e) shall be effective 30 calendar days after prior written notice is received by the Company, unless the Company elects to make it effective earlier, and shall not constitute a breach of this Agreement.

Any amounts required to be paid by the Executive to the Company pursuant to Subsections 11(e)(ii)(A) or 11(e)(iii)(A) above may be paid, at the election of the Executive at the time of his termination of employment, either

         (a) in cash in a lump sum, payable on the effective date of the Executive's termination of employment, or

         (b) in the form of a reduction in the annual Supplemental Pension Benefit payment payable pursuant to Section 8 of this Agreement, the amount of reduced Supplemental Pension Benefit to be determined as of the effective date of the Executive's termination of employment with the Company, using the 1983 US GATT (unisex) mortality table and an interest rate equal to the average yield of a 30-year treasury security for the month prior to the month in which the Executive's termination occurs, or in the event a 30-year treasury security is unavailable at such time, then the next longest long-term U.S. treasury security available.

                  (f) Consequences to Stock Options of Death Following Termination of Employment. In the event the Executive dies following termination of employment at a time when he has entitlements under outstanding stock options, his estate or other beneficiary shall have the same entitlements as the Executive had in respect of such stock options.

                  (g)      Consequences of a Change in Control.

                           (i)      If, during the Effective Period following a
Change in Control, the Executive's employment is terminated by the Company without Cause, other than due to Disability or death, or there is a Constructive Termination without Cause, the Executive shall receive the benefits provided in
Section 11(d) above, as well as in Section 11(g)(ii) below.

                           (ii)     In the event that any amount or benefit
(collectively, the "Covered Payments") paid or distributed to the Executive by the Company or any Affiliate incurs an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any similar tax that may hereafter be imposed ("Excise Tax"), the Company shall pay to the Executive at the time specified below, the Tax Reimbursement Payment. The Tax Reimbursement Payment is defined as an amount which, after imposition of all income, employment and excise taxes thereon, is equal to the Excise Tax on the Covered Payments. The determination of whether Covered Payments are subject to Excise Tax and, if so, the amount of the Tax Reimbursement Payment to be paid to the Executive shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select an accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. The portion of the Tax Reimbursement Payment attributable to a Covered Payment shall be paid to the Executive by the Company prior to the date that the corresponding Excise Tax payment is due to be paid by the Executive (through withholding or otherwise).

                  (h) Other Termination Benefits. In the case of any of the foregoing terminations, the Executive or his estate shall also be entitled to:

                           (i)      the balance of any incentive awards due for
performance periods which have been completed, but which have not yet been paid;

                           (ii)     any expense reimbursements due the
Executive; and

                           (iii)    other benefits, if any, in accordance with
applicable plans and programs of the Company, excluding any severance plan or program or notice of termination policy now or hereinafter in effect at the Company or any of its Affiliates.

                  (i) No Mitigation; No Offset. In the event of any termination of employment under this Section 11, the Executive shall be under no obligation to seek other employment and, except as provided by Sections 5, 11(b)(i)(F), 11(d)(i)(F), 11(d)(ii)(D), and 11(e) there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain or on account of any claim the Company or any Affiliate of the Company might have against him.

                  (j)      Nature of Payments. Any amounts due under this
Section 11 are in the nature of severance payments considered to be reasonable by the Company and the Parent and are not in the nature of a penalty.

         12. Confidential Information. The Executive acknowledges that certain letter agreement dated September 18, 1997 (the "Confidentiality Agreement") between the Company and the Executive regarding the protection of confidential information of the Company and its Affiliates. The terms and conditions of the Confidentiality Agreement remain in full force and effect and are incorporated by reference herein. Any breach of the Confidentiality Agreement by the Executive shall constitute a breach of this Agreement, subject to the rights and remedies of the Company and its Affiliates as provided by
Section 15 of this Agreement.

         13. Noncompetition. The Executive agrees that he will not, at any time during the Term of Employment and for a period of twenty-four months after any voluntary or involuntary termination of the Executive's employment with the Company ( together, the "Restricted Period"), directly or indirectly, acting with others or alone, manage, operate or control, engage or become interested in as an owner (other than as an owner of less than 5% of the stock of a publicly owned company), stockholder, partner, director, officer, employee (in an executive capacity), consultant or otherwise (the "Executive's Employment") in any business that is a "Competitive Business" with the Company or any of its Affiliates in any geographic location in which the Company or any of its Affiliates conducts its business. For purposes of this Section, a business operation shall be considered a "Competitive Business" with the Company or its Affiliates if such business operation (a) provides services in the executive search business during the Restrictive Period or (b) provides any product or service competitive with any product or service provided by the Company or any of its Affiliates, the sales of which amount to 5% or more of the total gross revenues of the Company and its Affiliates at the time of the Executive's Employment.

         14. Nonsolicitation. For the twenty-four month period following the Term of Employment, the Executive shall not directly or indirectly solicit or induce or attempt to solicit or induce any employee, current or future, of the Company or any of its Affiliates to terminate employment with the Company or any of its Affiliates for any reason, or hire any individual who was an employee of the Company or any of its Affiliates within one (1) year of being hired by the Executive, except for those individuals released or terminated by the Company or any of its Affiliates, and shall not solicit any client or customer of the Company or any of its Affiliates as of the date of termination of the Executive's employment with the Company, for purposes of doing business with any business or operation which is a "Competitive Business" of the Company or any of its Affiliates as defined in Section 13 above.

         15. Rights and Remedies Upon Breach. If the Executive breaches, or threatens to commit a breach of, any of the provisions contained in Sections 12,13 or 14 of this Agreement (the "Restrictive Covenants"), the Company and its Affiliates will have the following rights and remedies, each of which rights and remedies will be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company and its Affiliates under law or in equity:

                  (a) Injunctive Relief and Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and its Affiliates and that monetary damages would not provide an adequate remedy.

                  (b) Accounting. The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any action constituting a breach of the Restrictive Covenants.

                  (c) Cessation of Severance Benefits. The right and remedy to cease any further severance, benefit or other compensation payments under this Agreement to the Executive or his estate or beneficiary from and after the commencement of such breach by the Executive, including without limitation the Supplemental Pension, regardless of whether the Restrictive Covenants are found by a court of competent jurisdiction to be enforceable or not.

The Executive hereby acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration, geographic scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants will not thereby be affected and will be given full effect without regard to the invalid portions. In the event the Executive breaches the Restrictive Covenants during the periods of time in which the Restrictive Covenants are enforceable, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

         16. Arbitration of Disputes and Reimbursement of Legal Costs. Except as otherwise provided in Section 16 hereof, the Parties agree that any dispute, claim or controversy based on common law, equity, or any federal, state or local statute, ordinance, or regulation (other than workers' compensation claims) arising out of or relating in any way to the Executive's employment, the terms, benefits, and conditions of employment, or concerning this Agreement or its termination and any resulting termination of employment, including whether such dispute is arbitrable, shall be settled by arbitration. This agreement to arbitrate includes but is not limited to all claims for any form of illegal discrimination, improper or unfair treatment or dismissal, and all tort claims. The Executive shall still have a right to file a discrimination charge with a federal or state agency, but the final resolution of any discrimination claim shall be submitted to arbitration instead of a court or jury. Subject to the following provisions, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "Association") then in effect in Chicago, Illinois by three arbitrators. One of the arbitrators shall be appointed by the Company, one shall be appointed by the Executive, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association. The decision of the arbitrators, including determination of the amount of any damages suffered, shall be final, nonappealable and binding on all Parties, their heirs, executors, administrators, successors and assigns, and judgment may be entered thereon by either Party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If the Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including the Company's and the Executive's reasonable attorneys' fees and expenses). Otherwise, each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the American Arbitration Association equally. Pending the resolution of the arbitration, all payments and benefits otherwise due to the Executive hereunder shall continue.

Notwithstanding the provisions of this Section, either Party may seek injunctive relief in a court of competent jurisdiction, whether or not the case is then pending before the panel of arbitrators. Following the court's determination of the injunction issue, the case shall continue in arbitration as provided herein.

         17.      Indemnification.

                  (a) The Company and the Parent agree that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or any of its Affiliates or is or was serving at the request of the Company or the Parent as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the certificate of incorporation or bylaws of the Parent or the Company or resolutions of the Board of Directors of the Parent or the Company or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or any of its Affiliates and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                  (b) Neither the failure of the Parent or the Company (including their board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 17(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Parent or the Company (including their board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                  (c) The Company and Parent agree to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Company and Parent provide such coverage for its other executive officers.

         18. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. Rights or obligations of the Parent or the Company under this Agreement may be assigned or transferred by the Parent or the Company pursuant to a merger or consolidation in which the Parent or the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Parent or the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Parent or the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Parent and the Company, as contained in this Agreement, either contractually or as a matter of law. The

Parent and the Company further agree that, in the event of a sale of assets or liquidation as described in the preceding sentence, they shall take whatever action they reasonably can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Parent and the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

         19. Entire Agreement. This Agreement contains the entire understanding and agreement among the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, among the Parties with respect thereto.

         20. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company and the Parent. No waiver by any Party of any breach by any other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company and the Parent, as the case may be.

         21. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

         22       Survivorship. Except as otherwise expressly set forth in this
Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment. This Agreement itself (as distinguished from the Executive's employment) may not be terminated by either Party without the written consent of the other Party. Upon the expiration of the term of the Agreement, the respective rights and obligations of the Parties shall survive such expiration to the extent necessary to carry out the intentions of the Parties as embodied in the rights (such as vested rights) and obligations of the Parties under this Agreement.

         23       References. In the event of the Executive's death or a
judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         24       Governing Law. This Agreement shall be governed in accordance with the laws of Illinois without reference to principles of conflict of laws.

         25       Notices. All notices and other communications required or
permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) delivered by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

              If to the Company or the Parent:   Heidrick and Struggles, Inc.
                                                 Sears Tower
                                                 233 South Wacker Drive
                                                 Suite 4200
                                                 Chicago, Illinois 60606-6303
                                                 Attention: Chief Legal Counsel

              If to the Executive:               Mr. Patrick S. Pittard
                                                 20 Cates Ridge
                                                 Atlanta, GA 30327


         26       Headings. The headings of the sections contained in this
Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         27       Counterparts. This Agreement may be executed in two or more counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

         Heidrick and Struggles, Inc.

         By:      /s /     Richard D. Nelson
                  ---------------------------------------
                           Richard D. Nelson
                           Secretary

         Heidrick and Struggles International, Inc.

         By:      /s /     Richard D. Nelson
                  ---------------------------------------
                           Richard D. Nelson
                           Secretary



                  /s /     Patrick S. Pittard
                  ---------------------------------------
                           Patrick S. Pittard